Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS ANNOUNCES $240 MILLION PRIVATE PLACEMENT OF SENIOR UNSECURED NOTES

ALISO VIEJO, CA – December 20, 2016 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced that it has entered into an agreement for the private placement of $240 million of senior unsecured notes.  The private placement consists of $120 million of notes with a nine-year term bearing interest at a fixed rate of 4.69% and $120 million of notes with an eleven-year term bearing interest at a fixed rate of 4.79%.  Proceeds from the new unsecured senior notes will be used primarily to repay in full the 5.58% mortgage loan secured by the Embassy Suites Chicago and the 5.58% mortgage loan secured by the Marriott Boston Long Wharf, which together have an aggregate balance of nearly $243 million.  Closing and funding of the private placement is subject to customary conditions and is expected to occur on January 10, 2017.

Bryan Giglia, Chief Financial Officer, stated, “We are very pleased to announce our inaugural issuance of senior unsecured notes.  This transaction represents another successful step in Sunstone’s long-term balance sheet strategy.  Not only will the private placement allow us to refinance our upcoming debt maturities on more attractive terms, but it also provides additional balance sheet flexibility and enables us to address all upcoming maturities of existing debt through August 2019.  Following the repayment of the mortgage loans secured by the Embassy Suites Chicago and the Marriott Boston Long Wharf, 23 of our 28 hotels will be unencumbered and our debt will have a weighted average term to maturity of over six years.”

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of December 20, 2016 has interests in 28 hotels comprised of 13,666 rooms. Sunstone’s hotels are primarily in the urban and resort upper upscale segment and are operated under nationally recognized brands, such as Marriott, Hilton, Hyatt and Fairmont. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by producing superior long-term returns. Our values include transparency, trust, ethical conduct, communication and discipline. As demand for lodging generally fluctuates with the overall economy, we seek to employ a balanced strategy focused on long-term value creation.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession, changes in the European Union or global economic slowdown, as well as any type of flu or disease-related pandemic, affecting the lodging and travel industry; the ability to maintain sufficient liquidity and our access to capital markets; terrorist attacks or civil unrest, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of December 20, 2016, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.